Corporate Affairs One Market, Spear Tower Suite 2400 San Francisco, CA 94105 1-800-743-6397	Exhibit 99.1

FOR IMMEDIATE RELEASE	May 7, 2010

PG&E CORPORATION REPORTS FIRST QUARTER EARNINGS,

REAFFIRMS GUIDANCE

▪	Net income after dividends on preferred stock reported under GAAP was $258 million, or $0.67 per share.

▪	On a non-GAAP basis, earnings from operations were $303 million, or $0.79 per share.

▪	Guidance for earnings from operations is reaffirmed for 2010 and 2011.

(San Francisco) – PG&E Corporation’s (NYSE: PCG) net income after dividends on preferred stock (also called “income available for common shareholders”) was $258 million, or $0.67 per share, in the first quarter ended March 31, 2010, as reported in accordance with generally accepted accounting principles (GAAP). In the same period last year, net income after dividends on preferred stock was $241 million, or $0.65 per share. On a non-GAAP basis, PG&E Corporation’s earnings from operations, which exclude one-time items, were $303 million, or $0.79 per share, in the first quarter of 2010.  In the same period last year, earnings from operations were $246 million, or $0.66 per share.

“We delivered solid results in the first quarter and are on track to deliver on our guidance for the year,” said Peter A. Darbee, Chairman, CEO and President of PG&E Corporation.  “Going forward, we will continue to execute on plans to invest new capital consistent with our customers’ and California’s near- and long-term energy priorities, including reliability, increased efficiency, and cleaner sources of power.”

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The quarter-over-quarter increase in earnings per share from operations primarily reflects higher authorized revenues associated with additional capital investments in Pacific Gas and Electric Company’s (Utility) core infrastructure, the absence of a scheduled refueling outage at Diablo Canyon Power Plant and the associated expenses that lowered earnings in last year’s first quarter, and a number of smaller positive items. These items were partially offset by higher storm-related costs and an increased number of common shares outstanding. Earnings from operations for the most recent quarter exclude costs associated with the tax impact of the recently enacted federal healthcare bill, and support for a statewide ballot initiative.

Earnings Guidance

PG&E Corporation reaffirms its previous guidance for earnings from operations in the range of $3.35-$3.50 per share for 2010 and $3.65-$3.85 per share for 2011.

Guidance is based on various assumptions, including that the Utility maintains a ratemaking capital structure of 52 percent common equity and achieves a return on equity of at least 11.35 percent, while growing its asset base and earning incentive revenues for energy efficiency achievements consistent with low and high case earnings ranges provided at the company’s March 2010 Investor Conference.

Guidance for 2010 earnings from operations excludes the one-time costs described above. These one-time items reflect activities outside of PG&E’s regular utility operations and are expected to impact total GAAP earnings by $0.14 per share for the year.

PG&E Corporation discloses historical financial results and bases guidance on “earnings from operations” in order to provide a measure that allows investors to compare the underlying financial performance of the business from one period to another, exclusive of items that management believes do not reflect the normal course of operations. Earnings from operations are not a substitute or alternative for consolidated net income presented in accordance with GAAP (see the accompanying financial tables for a reconciliation of results and guidance based on earnings from operations to results and guidance based on consolidated net income in accordance with GAAP).

Supplemental Financial Information:

❑
In addition to the financial information accompanying this release, an expanded package of supplemental financial and operational information for the quarter will be furnished to the Securities and Exchange Commission and also will be available shortly on PG&E Corporation’s website (www.pgecorp.com).

Conference Call with the Financial Community to Discuss First Quarter Results:

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Today’s call at 1:00 p.m., Eastern time, is open to the public on a listen-only basis via webcast. Please visit www.pgecorp.com for more information and instructions for accessing the webcast. The call will be archived on the website. Also, a toll-free replay will be accessible shortly after the live call through 8:00 p.m., Eastern time, on May 21, 2010, by dialing 866-415-9493. International callers may dial 585-419-6446.

This press release and the tables contain forward-looking statements regarding management’s guidance for PG&E Corporation’s 2010 and 2011 earnings per share from operations that are based on current expectations and various assumptions that management believes are reasonable. These statements and assumptions are necessarily subject to various risks and uncertainties, the realization or resolution of which may be outside of management's control. Actual results may differ materially. Factors that could cause actual results to differ materially include:

• the Utility’s ability to manage capital expenditures and its operating and maintenance expenses within authorized levels;

• the outcome of pending and future regulatory proceedings and whether the Utility is able to timely recover its costs through rates;

• the adequacy and price of electricity and natural gas supplies, and whether the new day-ahead, hour-ahead, and real-time wholesale electricity markets established by the California Independent System Operator (“CAISO”) will continue to function effectively, the extent to which the Utility can manage and respond to the volatility of the electricity and natural gas prices, and the ability of the Utility and its counterparties to post or return collateral;

• explosions, fires, accidents, mechanical breakdowns, the disruption of information technology and systems, and similar events that can cause unplanned outages, reduce generating output, damage the Utility’s assets or operations, subject the Utility to third-party claims for property damage or personal injury, or result in the imposition of civil, criminal, or regulatory fines or penalties on the Utility;

• the impact of storms, earthquakes, floods, drought, wildfires, disease and similar natural disasters, or acts of terrorism or vandalism, that affect customer demand, or that damage or disrupt the facilities, operations, or information technology and systems owned by the Utility, its customers, or third parties on which the Utility relies;

• the potential impacts of climate change on the Utility’s electricity and natural gas businesses;

• changes in customer demand for electricity and natural gas resulting from unanticipated population growth or decline, general economic and financial market conditions, changes in technology that include the development of alternative technologies that enable customers to increase their reliance on self-generation, or other reasons;

• the occurrence of unplanned outages at the Utility’s two nuclear generating units at Diablo Canyon, the availability of nuclear fuel, the outcome of the Utility’s application to renew the operating licenses for Diablo Canyon, and potential changes in laws or regulations with respect to the storage of spent nuclear fuel, security, safety or other matters associated with the operations at Diablo Canyon;

• whether the Utility can operate  efficiently to achieve cost savings and identify and successfully implement additional sustainable cost-saving measures;

• whether the Utility earns incentive revenues or incurs obligations under incentive ratemaking mechanisms;

• the impact of federal or state laws, or their interpretation, on energy policy and the regulation of utilities and their holding companies;

• whether the Utility can successfully implement its program to install advanced meters for its electric and natural gas customers and integrate the new meters with its customer billing and other systems, the outcome of the independent investigation ordered by the CPUC and the California Legislature into customer concerns about the new meters, and the ability of the Utility to implement various rate changes including “dynamic pricing” for its electricity customers;

• how the CPUC administers the conditions imposed on PG&E Corporation when it became the Utility’s holding company;

• the outcome of litigation, including litigation involving the application of various California wage and hour laws, and the extent to which PG&E Corporation or the Utility incurs costs and liabilities in connection with litigation that are not recoverable through rates, from insurance, or from other third parties;

• the ability of PG&E Corporation, the Utility, and counterparties to access capital markets and other sources of credit in a timely manner on acceptable terms;

• the impact of environmental laws and regulations and the costs of compliance and remediation;

• the effect of municipalization, direct access, community choice aggregation, or other forms of bypass;

• the outcome of federal or state tax audits and the impact of changes in federal or state tax laws, policies, or regulations; and

• other factors and risks discussed in PG&E Corporation’s and the Utility’s 2009 Annual Report on Form 10-K and other reports filed with the Securities and Exchange Commission.

PG&E Corporation
Condensed Consolidated Statements of Income
(in millions, except per share amounts)

	(Unaudited)
	Three Months Ended
	March 31,
	2010	2009
Operating Revenues
Electric	$2,510	$2,426
Natural gas	965	1,005
Total operating revenues	3,475	3,431
Operating Expenses
Cost of electricity	920	883
Cost of natural gas	495	557
Operating and maintenance	991	1,059
Depreciation, amortization, and decommissioning	451	419
Total operating expenses	2,857	2,918
Operating Income	618	513
Interest income	2	9
Interest expense	(168)	(181)
Other (expense) income, net	(6)	18
Income Before Income Taxes	446	359
Income tax provision	185	115
Net Income	261	244
Preferred dividend requirement of subsidiary	3	3
Income Available for Common Shareholders	$258	$241
Weighted Average Common Shares Outstanding, Basic	371	364
Weighted Average Common Shares Outstanding, Diluted	389	366
Net Earnings Per Common Share, Basic	$0.69	$0.65
Net Earnings Per Common Share, Diluted	$0.67	$0.65
Dividends Declared Per Common Share	$0.46	$0.42

Reconciliation of PG&E Corporation’s Earnings from Operations to Consolidated Income Available for Common Shareholders in Accordance with Generally Accepted Accounting Principles (GAAP)
First Quarter, 2010 vs. 2009
(in millions, except per share amounts)

	Three months ended March 31,

	Earnings		Earnings per Common Share (Diluted)
	2010	2009	2010	2009

PG&E Corporation Earnings from Operations (1)	$303	$246	$0.79	$0.66
Items Impacting Comparability: (2)
Statewide ballot initiative (3)	(25)	-	(0.07)	-
Federal healthcare law (4)	(20)	-	(0.05)	-
Accelerated work on gas system (5)	-	(5)	-	(0.01)
PG&E Corporation Earnings on a GAAP basis	$258	$241	$0.67	$0.65

1.	“Earnings from operations” is not calculated in accordance with GAAP and excludes items impacting comparability as described in Note (2) below.

2.	Items impacting comparability reconcile earnings from operations with Consolidated Income Available for Common Shareholders as reported in accordance with GAAP.

3.	For the three-month period ended March 31, 2010, PG&E Corporation contributed $25 million, after-tax, in support of Proposition 16 - The Taxpayers Right to Vote Act.

4.
For the three-month period ended March 31, 2010, PG&E Corporation recognized $20 million, after-tax, for the reduction in the deferred tax asset corresponding to the loss of tax deductibility of Medicare Part D federal subsidies.

5.	For the three-month period ended March 31, 2009, PG&E Corporation recognized $5 million, after-tax, for costs to perform accelerated system-wide gas integrity surveys and associated remedial work.

Reconciliation of Pacific Gas and Electric Company’s Earnings from Operations to Consolidated Income Available for Common Stock in Accordance with GAAP
First Quarter, 2010 vs. 2009
(in millions)

	Three months ended March 31,

	Earnings
	2010	2009
Pacific Gas and Electric Company Earnings from Operations (1)	$306	$241
Items Impacting Comparability: (2)
Statewide ballot initiative (3)	(25)	-
Federal healthcare law (4)	(20)	-
Accelerated work on gas system (5)	-	(5)
Pacific Gas and Electric Company Earnings on a GAAP basis	$261	$236

1.	“Earnings from operations” is not calculated in accordance with GAAP and excludes items impacting comparability as described in Note (2) below.

2.	Items impacting comparability reconcile earnings from operations with Consolidated Income Available for Common Shareholders as reported in accordance with GAAP.

3.	For the three-month period ended March 31, 2010, PG&E Corporation contributed $25 million, after-tax, in support of Proposition 16 - The Taxpayers Right to Vote Act.

4.
For the three-month period ended March 31, 2010, PG&E Corporation recognized $20 million, after-tax, for the reduction in the deferred tax asset corresponding to the loss of tax deductibility of Medicare Part D federal subsidies.

5.
For the three-month period ended March 31, 2009, Pacific Gas and Electric Company recognized $5 million, after-tax, for costs to perform accelerated system-wide gas integrity surveys and associated remedial work.

Key Drivers of PG&E Corporation Earnings per Common Share from Operations
First Quarter, 2010 vs. 2009
($/Share, Diluted)

Q1 2009 EPS from Operations (1)	$0.66

Nuclear refueling outage (2)	0.06
Increase in rate base revenues	0.05
Market gains in benefit investment trusts	0.02
Severance costs (2)	0.02
Miscellaneous items	0.03

Storm and outage expenses	(0.03)
Increase in shares outstanding	(0.02)
Q1 2010 EPS from Operations (1)	$0.79

1.	See the preceding tables for a reconciliation of EPS from operations to EPS on a GAAP basis.

2.	Costs incurred in 2009 with no similar costs in 2010.

PG&E Corporation EPS Guidance

2010 EPS Guidance	Low	High
EPS Guidance on an Earnings from Operations Basis	$3.35	$3.50

Estimated Items Impacting Comparability (1)
Statewide ballot initiative (2)	(0.09)	(0.09)
Federal healthcare law (3)	(0.05)	(0.05)

Estimated EPS on a GAAP Basis	$3.21	$3.36

2011 EPS Guidance	Low	High
EPS Guidance on an Earnings from Operations Basis	$3.65	$3.85

Estimated Items Impacting Comparability	-	-

Estimated EPS on a GAAP Basis	$3.65	$3.85

1.	Items impacting comparability reconcile earnings from operations with Consolidated Income Available for Common Shareholders as reported in accordance with GAAP.

2.	Costs related to Proposition 16 – The Taxpayers’ Right to Vote Act.

3.	Reduction in the deferred tax asset corresponding to the loss of tax deductibility of Medicare Part D federal subsidies.

Management's guidance for PG&E Corporation’s 2010 and 2011 EPS from operations constitute forward-looking statements that are based on current expectations and assumptions that management believes are reasonable. These statements and assumptions are necessarily subject to various risks and uncertainties, the realization or resolution of which may be outside of management’s control. For a discussion of the factors that could cause actual results to differ materially see the factors listed in the attached press release and the discussion of risk factors in PG&E Corporation and Pacific Gas and Electric Company’s 2009 Annual Report on Form 10-K and other reports filed with the Securities and Exchange Commission.